EXHIBIT 21.1

                      BLUE DOLPHIN ENERGY COMPANY
                          List of Subsidiaries

    Company                                State of Incorporation

Blue Dolphin Exploration Company                Delaware

Mission Energy, Inc.                            Delaware

Blue Dolphin Pipe Line Company                  Delaware

Buccaneer Pipe Line Co.                         Texas

Blue Dolphin Services Co.                       Texas

Petroport, Inc.                                 Delaware